UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TALEND S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TALEND S.A.

9, rue Pages

92150 Suresnes, France

Annual Combined General Meeting of Shareholders

To Be Held at 2:30 p.m. Paris Time on Tuesday, June 30, 2020

Supplement to Definitive Proxy Statement Dated April 27, 2020

On April 27, 2020, Talend S.A. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), in connection with the Company’s Annual Combined General Meeting of Shareholders scheduled for June 30, 2020 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement (the “Supplement”) solely to correct an error with respect to disclosure related to the amount of the comprehensive loss presented in the Company’s consolidated financial statements prepared in accordance with IFRS.

Specifically, the first paragraph under the heading “Proposal No. 6” on page 57 of the Proxy Statement is amended and restated to read in its entirety as follows:

In accordance with French law, the Company’s consolidated financial statements prepared in accordance with IFRS must be approved by shareholders within six months following the fiscal year end. Proposal No. 6 seeks shareholder approval of its consolidated financial statements for the fiscal year ended December 31, 2019 reflecting a comprehensive loss of $62.7 million. Such financial statements will be made available on our investor website at https://investor.talend.com.

In addition, the text of the Sixth Resolution on page A-2 of Annex A of the Proxy Statement is amended and restated in its entirety as follows:

Sixth Resolution

Approval of the consolidated financial statements for the year ended December 31, 2019.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the report on the management of the group during the financial year ended December 31, 2019 and the financial statements for the aforementioned year and the Statutory Auditors’ report on the financial statements, approves the annual financial statements for the year ended December 31, 2019 as presented which show a comprehensive loss of $62.7 million, and also the transactions reflected in these financial statements and summarized in these reports.

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This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this Supplement all other information in the Proxy Statement remains unchanged. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.